Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to Annual Report of ThermoGenesis Holdings, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

 The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Annual Report.

Dated: April 29, 2021	/s/Chris Xu
Chris Xu Chief Executive Officer

Dated: April 29, 2021	/s/ Jeffery Cauble
Jeffery Cauble Chief Financial Officer